Exhibit (e)(4)(viii)

AMENDMENT NO. 7

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC - CLASS IB SHARES

AMENDMENT NO. 7, dated as of May 1, 2017 (“Amendment No. 7”) to the Distribution Agreement dated as of July 1, 2004, as amended, (“Agreement’) between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Agreement relating to the Class IB shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Name Changes: The following Portfolio names shall be changed as follows:

Current Name	New Name
EQ/Boston Advisors Equity Income	1290 VT Equity Income
EQ/GAMCO Mergers and Acquisitions	1290 VT GAMCO Mergers & Acquisitions
EQ/GAMCO Small Company Value	1290VTGAMCO Small Company Value

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Kenneth Kozlowski	By:	/s/ Brian Winikoff
Name:	Kenneth Kozlowski	Name:	Brian Winikoff
Title:	Vice President and Chief Investment Officer	Title:	Chairman, Chief Executive Officer and Retirement Savings Officer

SCHEDULE A

AMENDMENT NO. 7

DISTRIBUTION AGREEMENT

CLASS IB SHARES

1290 VT Equity Income Portfolio

(fka, EQ/Boston Advisors Equity Income Portfolio)

1290 VT GAMCO Mergers & Acquisitions Portfolio

(fka, EQ/GAMCO Mergers and Acquisitions Portfolio)

1290 VT GAMCO Small Company Value Portfolio

(fka, EQ/GAMCO Small Company Value Portfolio)

All Asset Growth-Alt 20 Portfolio

AXA/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/UBS Growth and Income Portfolio